Exhibit 99.1

CONTACT

Farley Kern

Hyatt Hotels Corporation

+ 1 312 780 5506

farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT CONFIGURES ORGANIZATION FOR INCREASED

ADAPTABILITY AND EFFECTIVENESS

CHICAGO (JULY 21, 2014) – Mark Hoplamazian, President and Chief Executive Officer of Hyatt Hotels Corporation (NYSE: H), today announced organizational changes designed to support Hyatt’s strategy of driving preference by providing distinctive brand experiences. The changes include the integration of the global operations structure, the formation of an integrated team to lead the Company’s select service business and the creation of a new global franchising strategy function.

Chuck Floyd has been selected as Global President of Operations, effective August 1, 2014. In this newly created role, Floyd will continue to lead and develop the Company’s Global Operations Center (GOC), Hyatt’s shared operation services organization, and will assume responsibility for the operation of Hyatt’s hotels globally. The Group Presidents for each of Hyatt’s three regions will report to Floyd.

“Chuck and his team have made important strides in fostering an enterprise-wide perspective across the company. The closer connection we are establishing now between the GOC and the regions will strengthen our ability to implement global processes and programs efficiently, while maintaining our ability to adapt quickly to local and regional market needs,” Hoplamazian said. “I expect to maintain a high degree of visibility and engagement with the regional teams as Chuck works to create better coordination and efficiency in areas where a common approach across the Company is appropriate.”

Floyd is a 33-year Hyatt veteran who has served in a wide variety of hotel and corporate positions and was Chief Operating Officer for North America from 2006 to 2011. He has been Group President, GOC since 2012.

Pete Sears has been selected as Group President – Americas, effective September 1, 2014, and will report to Floyd. In this role, Sears will be responsible for the growth and successful operation of Hyatt’s portfolio in the United States, Latin America and the Caribbean. Over the course of a 27-year Hyatt career, Sears has held numerous positions of increasing operational responsibility. He served as general manager of several full service hotels and later as Senior Vice President, Operations in North America, and has been Senior Vice President, Operations for Asia Pacific since 2012.

Steve Haggerty’s role will expand to include responsibility for Hyatt’s franchising strategy and select service business, two key growth areas for the Company. Haggerty will serve as Global Head of Capital Strategy, Franchising and Select Service, effective August 1, 2014.

“We recognize franchising and select service as key areas of growth over the coming years, and I am confident that Steve’s experience and leadership will enhance our performance and success in these two areas,” Hoplamazian said.

Haggerty has been with Hyatt since 2007 when he joined the company as Global Head of Development and Real Estate. Prior to joining Hyatt, he held a number of finance, asset management and development roles at Marriott in various locations around the world. Haggerty has been Global Head of Real Estate and Capital Strategy at Hyatt since 2012.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place®, Hyatt House®, Hyatt Zilara™ and Hyatt Ziva™ brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt Residences® and Hyatt Residence Club®. As of March 31, 2014, the Company’s worldwide portfolio consisted of 554 properties in 47 countries. For more information, please visit www.hyatt.com.

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; changes in the competitive environment in our industry and the markets where we operate; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

###